UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

PANACEA GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30424	33-0680443
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

330 Highway #7 East, Suite #502, Richmond Hill Ontario, Canada L4B3P8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 450-6414

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01	OTHER EVENTS.

On August 20, 2013, Panacea Global Inc. (the "Company") filed a Statement Of Claim with the Ontario Superior Court of Justice against Moneylogix Group, Inc., Bowen Financial Advisory Group LTL. (“Bowen Bahamas”), Marciafor Holdings, Inc. (“Marciafor Bahamas”),Maximus Investments, Inc. (pursuant to public records, Maximus Investments, Inc. was incorporated on October 18, 2011 and the directors of record for this entity consist of Gary Cilevitz and Alex Haditaghi), Bakirkoy Financial Holdings, Inc. (pursuant to public records, the directors of record for this entity consist of Farideh Ronbakhsh and Alex Haditaghi), Bowen Financial Advisory Group LTD. (pursuant to public records, Bowen Financial Advisory Group LTD was incorporated on August 4, 2011 in Ontario and the director of record for this entity consists of Vahid Haditaghi), Marciafor Holdings, Inc. (pursuant to public records, Marciafor Holdings, Inc. was incorporated on August 4, 2011 in Ontario and the director of record for this entity consists of Gary Cilevitz),Alex Haditaghi and Gary Cilevitz (collectively, the “Plaintiffs”).

In the Statement Of Claim, the Company seeks general damages in the amount of $100 million and punitive damages in the amount of $5 million.

The Company alleges (i) that Maximus breached a Letter of Intent with the Company, (ii) that Haditaghi and Cilevitz negligently or fraudulently made material misrepresentations, (iii) that Haditaghi and Cilevitz conspired with Majid Haditaghi, Roscoe, Ferraro and Moneylogix Canada to commit violations of the Securities Act of 1933 and Securities Exchange Act of 1934.

As previously disclosed in the Company’s Current Report on Form 8-K, dated October 18, 2011, its Annual Report on Form 10-K, for the fiscal year ended December 31, 2012, and its Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2013, on October 7, 2011, the Plaintiffs filed a lawsuit in the Superior Court of Justice in Ontario, Canada against the Company and other parties. The Plaintiffs generally allege that the Company breached its obligations pursuant to a Consulting Agreement and various verbal agreements regarding the Share Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PANACEA GLOBAL, INC.

Date: September 5, 2013	By:	/s/ Mahmood Moshiri
Mahmood Moshiri Chief Executive Officer

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